Exhibit 99.2

THE NASDAQ STOCK MARKET, INC.

SUPPLEMENTAL EMPLOYER RETIREMENT

CONTRIBUTION PLAN

EFFECTIVE AS OF JULY 1, 2007

TABLE OF CONTENTS

(Continued)

	9.4.	Effect of Termination	7

10.	MISCELLANEOUS		7
	10.1	No Contract of Employment	7
	10.2.	No Impact on Terms and Conditions of Employment	7
	10.3.	Severability of Provisions	8
	10.4.	Relationship to Other Benefits	8
	10.5.	Heirs, Assigns and Personal Representatives	8
	10.6.	Headings and Captions	8
	10.7.	Gender and Number	8
	10.8.	Payments to Minors, etc	8
	10.9.	Method of Payment of Benefits	8
	10.10.	Limitation on Benefits	8
	10.11.	Payment of Benefits	8
	10.12.	Protection of the Plan Administrator	9
	10.13.	No Third Party Beneficiaries	9
	10.14.	Governing Law	9

PREAMBLE

The Nasdaq Stock Market, Inc. hereby establishes The Nasdaq Supplemental Employer Retirement Contribution Plan, effective as of July 1, 2007. The sole purpose of this plan is to provide for the payment to employees of that portion of the annual “Employer Retirement Contribution” (as that term is defined under The Nasdaq Stock Market, Inc. 401(k) Savings Plan), if any, which cannot be provided to certain employees under The Nasdaq Stock Market, Inc. 401(k) Savings Plan on account of the restrictions and limitations imposed under Section 401(a)(17) and/or Section 415(c) of the Internal Revenue Code (or, at the discretion of The Nasdaq Stock Market, Inc., on account of the restrictions and limitations imposed under Section 401(a)(4) and/or Section 410(b) of the Internal Revenue Code).

The Nasdaq Supplemental Employer Retirement Contribution Plan does not provide for the payment to employees of that portion, if any, of any other types of employee or employer contributions (including, but not limited to, “Elective Contributions”, “Participant Contributions” or “Matching Contributions” (as those terms are defined under The Nasdaq Stock Market, Inc. 401(k) Savings Plan)) which cannot be provided under The Nasdaq Stock Market, Inc. 401(k) Savings Plan on account of the foregoing (or any other) limitations.

I.	DEFINITIONS

1.1. “Account” shall, with respect to any given Participant, have the meaning provided under Section 2.1.

1.2. “Beneficiary” shall, with respect to any given Participant, mean the person, persons or trust or trusts designated by the Participant, by written notice to the Plan Administrator, to receive any payment provided for in the Plan in the event of the death of such Participant prior to the receipt thereof by such Participant. A Participant may also designate a contingent Beneficiary to receive benefits under the Plan in the event that the primary Beneficiary does not survive the Participant. In the case of a married Participant, (i) there is no requirement that such person’s spouse must be such Participant’s Beneficiary and (ii) the consent of such spouse is not required in order to name someone other than the spouse as the Beneficiary. There is also no requirement that a Participant’s Beneficiary must be the same person the Participant has designated as his or her “Beneficiary” under the Savings Plan. If a Participant has made no such designation under the terms of this Plan, such Participant’s Beneficiary shall be the same as such person’s “Beneficiary” under the Savings Plan.

1.3. “Effective Date” shall mean July 1, 2007.

1.4. “Employer Retirement Contribution Shortfall” shall, with respect to any given Employee who has met the requirements of Section 2A.01(a) of the Savings Plan for a Plan Year for which Employer Retirement Contributions are made under the Savings Plan, mean the sum of:

(a) excess, if any, of:

(i) the amount of the Employer Retirement Contribution which would have been made on behalf of such Employee under the Savings Plan for such Plan Year had Compensation for such Plan Year not been subject to the limitations of Section 401(a)(17) of the Code and had the Employer Retirement Contribution which could otherwise have been made to the Savings Plan on behalf of such person not been subject to the limitations of Section 415(c) of the Code (and in all events determined without regard to any limitations which might otherwise be imposed pursuant to the “nondiscrimination” and “coverage” provisions of Sections 401(a)(4) and 410(b), respectively, of the Code), over

(ii) the amount of the Employer Retirement Contribution actually made on behalf of such Employee under the Savings Plan, determined after the application of the provisions of paragraph (e) of Section 3.04A of the Savings Plan and paragraph (a) of Section 3.07 of the Savings Plan (and before the application of the provisions of paragraph (f) of Section 3.04A of the Savings Plan), and

(b) to the extent that the amount of the Employer Retirement Contribution which would have been made on behalf of such Employee under the Savings Plan for such Plan Year is reduced pursuant to the provisions of subsection (f) of

Section 3.04A of the Savings Plan (pertaining to compliance by the Savings Plan with the Code’s “nondiscrimination” and “coverage requirements”), such amount, if any, not in excess of such reduction, as is determined in the sole and absolute discretion of The Nasdaq Stock Market, Inc.

The Sponsor shall have the right to determine that an Employer Retirement Contribution Shortfall exists with respect to any given Employee pursuant to the foregoing clause (ii) for any given Plan Year, regardless of whether an Employer Retirement Contribution Shortfall otherwise exists with respect to such person for such Plan Year pursuant to the foregoing clause (i) for such Plan Year.

1.5. “Participant” shall mean each Employee for whom an Account is then maintained.

1.6. “Plan” shall mean The Nasdaq Stock Market, Inc. Supplemental Employer Retirement Contribution Plan, as set forth herein and as amended from time to time,

1.7. “Plan Administrator” shall mean the person or persons who shall, from time to time, be serving as the members of the Committee.

1.8. “Savings Plan” shall mean The Nasdaq Stock Market, Inc. 40 3 (k) Savings Plan.

1.9. “Separation from Service” shall, with respect to any given Participant, mean such person’s termination of employment with the Employer, whether on account of voluntary or involuntary termination, death, disability or otherwise.

All capitalized terms which are not otherwise defined in the Plan shall have the meaning provided under the Savings Plan.

2.	PLAN PARTICIPATION; CREDITS TO

PARTICIPANT ACCOUNTS: NATURE OF ACCOUNTS

2.1. Establishment of Accounts; Credits to Accounts. With respect to any given Employee, an Account shall first be established under the Plan for the first Plan Year for which such person has an Employer Retirement Contribution Shortfall, at which time such person shall become a Participant. Such Account shall, as provided in Section 2.2 be only a notational account. The amount to be credited to any Employee’s Account for any given Plan Year shall be the amount, if any, of such person’s Employer Retirement Contribution Shortfall for such Plan Year. An Employee’s Employer Retirement Contribution Shortfall with respect to any given Plan Year shall, regardless of when the amount of such award is in fact determined, be deemed credited to such person’s Account as of the date that the Employer Retirement Contributions for such Plan Year are paid to the Trustee.

2.2. Nature of Accounts: Claim to Assets. Notwithstanding any of the foregoing provisions of this Article II, or any other provision of the Plan to the contrary,

no Participant (nor any Beneficiary of a Participant) shall at any time be considered the owner of (or otherwise have any legal interest in) the Account established and maintained with respect to such Participant. Rather, such Account is a notational account only, maintained solely to establish the amount otherwise payable by the Employer to such Participant (or such Participant’s Beneficiary) under the Plan. All benefits otherwise payable to any Participant, or Beneficiary, shall be payable solely from the general assets of the Employer, and to that extent, each Participant and Beneficiary shall be a general creditor of the Employer, In connection therewith,

(a) any investments, which are, or may be, made by the Employer so as to provide a source for the future payment of benefits under the Plan, and

(b) all income attributable to such investments, if any,

shall remain at all times solely the property and rights of the Employer (without being restricted to the provision of benefits under the Plan), subject only to the claims of the Employer’s general creditors.

3.	ADJUSTMENT TO ACCOUNTS

3.1. Earnings Adjustments. The Account established for any given Participant shall be increased so as to reflect a “deemed” interest adjustment, based upon a “deemed” interest rate equal to the interest rate on 10 year U.S. Treasury securities on the Effective Date, plus 100 basis points; provided, however, that such an adjustment with respect to the Employer Retirement Contribution Shortfall for any given Plan Year shall in no event be made with respect to any periods prior to the date as of which such Participant’s Employer Retirement Contribution Shortfall with respect to such Plan Year was deemed credited to such Participant’s account pursuant to Section 2.1. The Plan Administrator shall have the right, but not the obligation, in its sole and absolute discretion, to, from time to time, change such “deemed” interest rate. Unless and until so changed, the “deemed” interest rate shall remain as set forth in this Section 3.1.

3.2. Account Statements. Each Participant shall, at least annually, receive a statement showing such person’s Account balance. The amounts shown on each such statement (including, for the avoidance of doubt, all earnings adjustments reflected therein) shall be final and conclusive for all purposes of the Plan.

4.	VESTING

4.1. Full Vesting. Each Participant shall at all times be 100% vested in the Account established for such person under the Plan.

5.	IN-SERVICE DISTRIBUTIONS AND LOANS

5.1. No Distributions or Loans. Prior to Separation from Service, no Participant shall be permitted to receive any distribution with respect to such person’s Account. No Participant shall, at any time, be permitted to receive a loan with respect to such person’s Account.

6.	BENEFITS

6.1. Form, Timing and Amount of Benefits. As soon as practicable following a Participant’s Separation from Service, but in no event later than the last day of the second month following such Separation from Service, there shall be paid to such Participant (or, in the case of such Participant’s death, to such Participant’s Beneficiary) in a single lump sum, an amount equal to the amount then credited to such Participant’s Account (determined after applying the provisions of Sections 2.1 and 3.1) as of the date as of which such distribution is processed. Notwithstanding the foregoing, in the case of any Participant who is a “specified employee,” as defined under Section 409A(a)(2)(B) of the Code at the time the lump sum distribution to such person would have otherwise been paid, the payment of such distribution shall be delayed to the minimum extent necessary to avoid additional or accelerated taxes with respect to such Participant under Section 409A of the Code.

6.2. Withholding of Taxes. The Employer may deduct or withhold from any payments to be made under the Plan any Federal, state, local income or employment taxes as required under applicable laws to be withheld (including under Code Section 409A), or may instead require the Participant or Beneficiary, as the case may be, to pay any such amount, or the balance of any such amount.

7.	NON-ASSIGNABILITY CLAUSE

7.1. General Provision. Except as may be otherwise provided in Section 7.2, and except as otherwise permitted by applicable law, neither the Participant nor any other person shall have any right to commute, sell, assign, pledge, transfer or otherwise convey or encumber the right to receive any payments hereunder, which payments and rights thereto are expressly declared to be unassignable and non-transferable, nor shall any unpaid benefits be subject to attachment, garnishment or execution for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person or be transferable by operation of law in the event of bankruptcy or insolvency of the Participant or any other person.

7.2. Exception for Certain Court Orders. Notwithstanding the foregoing Section 7.1, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

(b) is made pursuant to a State domestic relations law,

(c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

(d) meets the requirements, as established by the Plan Administrator, for a “qualified domestic relations order.”

All determinations as to whether a judgment, decree or order is a “qualified domestic relations order” shall be made solely by the Plan Administrator. Any payment pursuant to this Section 7.2 shall be reduced by all amounts which the Employer may be required to withhold under applicable Federal, state or local law.

8.	ADMINISTRATION

8.1. Plan Administrator. The Plan shall be administered by the Plan Administrator. All aspects of Plan administration shall be the responsibility of the Plan Administrator.

8.2. Administration Procedures. The Plan Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the amount of benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and to make such rules as may be necessary for the administration of the Plan. Any determination by the Plan Administrator (including, but not limited to, any determination made pursuant to Section 7.2 or Section 8.3) shall be given deference in the event it is subject to judicial review, and shall be overturned only if it is arbitrary and capricious or an abuse of discretion, and shall, in all events, be final, conclusive and binding, to the maximum extent permitted by law, on all Employees, Participants, Beneficiaries and all other persons who may claim entitlement to benefits under the Plan.

8.3. Claim Procedures.

(a) The Plan Administrator shall establish procedures for filing claims for benefits and for the appeal and review of claims for benefits which have been denied.

(b) If a Participant or Beneficiary (or any other person claiming an entitlement to benefits under the Plan (hereinafter referred to as “Claimant”) is denied any benefits under the Plan, either partially or in total, no later than 90 days after the receipt of such person’s claim by the Plan Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such person within the initial 90-day period), the Plan Administrator shall advise the Claimant in writing of the method of computation of such person’s benefit and the specific reason for the denial. The Plan Administrator shall also furnish the Claimant at that time with;

(i) a specific reference to pertinent Plan provisions, if any,

(ii) a description of any additional material or information needed for the Claimant to perfect such person’s claim and the reason why such additional material or information is necessary, and

(iii) an explanation of the Plan’s claim review procedure.

(c) Within 90 days of receipt of the information stated in subsection (b) above, the Claimant shall, if such person desires further review, file a written request for reconsideration with the Plan Administrator.

(d) So long as the Claimant’s request for review is pending (including the 90 day period in subsection (c) above), the Claimant or such person’s duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

(e) A Final and binding decision shall be made by the Plan Administrator within 60 days of the filing by the Claimant of such person’s request for reconsideration; provided, however, that if the Plan Administrator, in its discretion, feels that a hearing with the Claimant (or such person’s representative) present is necessary or desirable, this period shall be extended an additional 60 days, but only so long as written notice of such extension and the reason therefore is given to such person within the initial 60-day period.

(f) The Plan Administrator’s decision on reconsideration shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

8.4. Plan Expenses. All expenses related to the operation of the Plan shall be paid by the Employer.

9.	AMENDMENT OR TERMINATION OF PLAN

9.1. Right to Amend. The provisions of the Plan may be amended at any time and from time to time by the Employer; provided, however, that no amendment shall affect the rights of a Participant or a Beneficiary to the receipt of benefits with respect to any amounts credited to such person’s Account before the time of the amendment.

9.2. Right to Terminate. The Employer may, in its sole discretion, and for any reason (or no reason whatsoever), terminate the Plan at any time; provided, however, that no termination shall (except as otherwise provided under Section 9.4, regarding acceleration of payment of benefits on Plan termination) affect the rights of a Participant or a Beneficiary to the receipt of benefits with respect to any amounts credited to such person’s Account before the time of the termination.

9.3. Status of the Plan Under ERISA; Automatic Termination. The Plan is:

(a) in part an “excess benefit plan,” within the meaning of Section 3(36) of ERISA, to the extent that the Plan provides benefits to any Participant in excess of the Employer Retirement Contribution which can be provided to such Participant (or such person’s Beneficiary) under the Savings Plan on account of the limitations of Section 415(c) of the Code, and

(b) in part a plan which provides benefits for “management or highly compensated” employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA, to the extent that the Plan provides benefits to any Participant (or to such person’s Beneficiary) in excess of the Employer Retirement Contribution which can be provided to such Participant under the Savings Plan on account of the limitations of Section 401(a)(17) of the Code (or to the extent that the Plan provides benefits to any Participant (or to such person’s Beneficiary) to make up for all, or any portion, of the reduction in the amount of the Employer Retirement Contribution which is provided to such Participant under the Savings Plan on account of the provisions of subsection (f) of Section 3.04A of the Savings Plan)

and, to the maximum extent permitted by law, and notwithstanding the incorporation of such two features in this single document, shall be treated as two separate and legally distinct plans. Accordingly, the portion of the Plan described in the foregoing clause (ii) shall terminate, and no further benefit shall accrue hereunder with respect to such portion of the Plan, in the event it is determined by a court of competent jurisdiction or by an opinion of counsel to the Employer that such portion of the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

9.4. Effect of Termination. Upon termination of the Plan (or the portion of the Plan, as the case may be), pursuant to either Section 9.2 or Section 9.3, the Account balances of each Participant will automatically be distributed in a single lump sum as soon as practicable thereafter.

10.	MISCELLANEOUS

10.1. No Contract of Employrnent. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, or account, nor the payment of any benefits, shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

10.2. No Impact on Terms and Conditions of Employment. Neither the establishment of the Plan, nor any modification thereof, shall in any way vary, or in any way have any impact on, the otherwise existing terms and conditions (including, but not limited to, such terms and conditions as may be set out in any employment contract) of any Participant’s or Employee’s employment with the Employer.

10.3. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

10.4. Relationship to Other Benefits. No benefits paid under the Plan to any Participant (or to any Participant’s Beneficiary) shall be taken into account in determining any benefits to which any Participant (or such Participant’s Beneficiary or any other person) may be entitled under any pension, retirement, savings, group insurance or any other benefit plan or program sponsored or maintained by the Employer.

10.5. Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

10.6. Headings and Captions. The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

10.7. Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

10.8. Payments to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Employer with respect thereto.

10.9. Method of Payment of Benefits. All benefits under the Plan shall be paid in cash, check or money order only.

10.10. Limitation on Benefits. Benefits shall, on account of the establishment and continued maintenance of the Plan, be payable to any Participant, Beneficiary or any other person only in such amounts, and at such times, as is determined pursuant to the provisions of the Plan.

10.11. Payment of Benefits. All benefits due in accordance with the terms of the Plan to (or on account of) any Participant, shall except as provided in the following sentence, be paid solely from the general assets of the Sponsor. Notwithstanding the foregoing sentence, to the extent that a Participant’s employer, at the time an Employer Retirement Contribution Shortfall with respect to such Participant arose was an entity outside of the corporate controlled group of which the Sponsor is a member, the portion of the benefit under the Plan which is attributable to such Employer Retirement Contribution Shortfall shall be paid solely from the general assets of such other employer.

10.12. Protection of the Plan Administrator. To the maximum extent permitted by law, the person or persons from time to time serving as the Plan Administrator shall have no personal liability for any actions taken, or failed to be taken, in connection with the administration or operation of the Plan. The person or persons from time to time serving as the Plan Administrator shall be indemnified by the Employer against any and all claims, loss, damages, expense and liability arising from any good faith action or failure to act under, or in connection with, the Plan, to the maximum extent permitted by law.

10.13. No Third Parry Beneficiaries. No person, (other than (i) a Participant, (ii) a Beneficiary or (ii) any person entitled to the payment of any benefits in accordance with the provisions of Section 7.2) shall have any rights or interest whatsoever in, or in connection with, the Plan.

10.14. Governing Law. This Plan shall, to the extent not preempted by ERISA or other Federal law, be construed according to the internal laws of the state of New York.